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                                                                      EXHIBIT-4e


                             AGREEMENT OF AMENDMENT


     This Agreement of Amendment ("Amendment") is executed at Cleveland, Ohio as of April 30, 1994 by and among THE STANDARD PRODUCTS COMPANY (the "Borrower") and NATIONAL CITY BANK ("NCB"), as agent (the "Agent") for itself, SOCIETY NATIONAL BANK ("Society"), COMERICA BANK ("Comerica"), and NBD BANK, N.A. ("NBD") (hereinafter collectively referred to as "Banks").

     WHEREAS, Borrower, Banks and Agent entered into a credit agreement dated as of January 19, 1993 (the "Agreement") wherein Banks agreed to make revolving loans to Borrower, under certain terms and conditions, aggregating not more than the principal amount of One Hundred Seventy-Five Million Dollars ($175,000,000), which amount was reduced on June 30, 1993 to One Hundred Twenty-Five Million Dollars ($125,000,000) and which may be reduced from time to time under the Agreement; and

     WHEREAS, Borrower, Banks and Agent want to make certain changes in and to the Agreement;

     NOW, THEREFORE, Borrower, Banks and Agent agree as follows:

      1. Subsection 2.03(a) of the Agreement (captioned "CONVERSION TO TERM LOANS") is hereby amended in its entirety to read as follows:

             2.03(a) CONVERSION TO TERM LOANS - Subject to the terms and conditions hereof, each Bank agrees that, upon the Borrower's satisfaction of the conditions set forth in Section 3.02, the Borrower may, at its option and at any time during the life of the facility, request that up to Fifty Million Dollars ($50,000,000), but not less than Five Million Dollars ($5,000,000) (or the equivalent thereof in the Alternate Currency) in the aggregate of the Banks' then outstanding Revolving Credit Loans be converted to Term Loans as of the first Business Day of any calendar month. On the Term Loan Conversion Date, the proceeds of each Bank's Term Loans shall be applied to the payment of each Bank's then outstanding Revolving Credit Loans and the Revolving Credit Commitment of each Bank shall be permanently reduced by the aggregate amount of such Bank's Term Loans.

      2. Subsection 2.03(d) (captioned "AMORTIZATION AND MATURITY OF TERM LOANS") is hereby amended in its entirety to read as follows:

             2.03(d) AMORTIZATION AND MATURITY OF TERM LOANS - The outstanding principal amount of each Bank's Term Loans will be payable in equal quarterly installments of principal commencing on the first Repayment Date which occurs after the Term Loan Conversion Date, with the final quarterly installment due no later than five (5) years after the Term Loan Conversion Date.

      3. Subsection 2.05(c) (captioned "REDUCTION FEE") is hereby deleted in its entirety.

      4. Schedule 2.06(b) is hereby amended in its entirety to read as follows:


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
                                                                SCHEDULE 2.06(b)

Reduction                    IF the                        AND the                               THEN the
 Standard                   Leverage                     EBIT Ratio                             Eurocurrency
Applicable                     is                            is                                   Margin is
----------                  --------                     ----------                             -----------
     I               Greater than or equal to     Greater than 3.0 to 1.0                             1.125%
                     55%

     II              Greater than or equal to     Greater than 3.0 to 1.0                             0.875%
                     45% but less than 55%

    III              Greater than or equal to     Greater than 3.0 to 1.0                             0.625%
                     35% but less than 45%

    IV               Greater than or equal to     Less than 3.0 to 1.0                                1.0%
                     45% but less than 55%

     V               Greater than or equal to     Less than 3.0 to 1.0                                0.75%
                     35% but less than 45%

    VI               Less than 35%                Greater than 3.0 to 1.0                             0.50%

   VII               Less than 35%                Less than 3.0 to 1.0                                0.625%

      5. Subsection 2.06(c) (captioned "INCREASED INTEREST RATING") is hereby deleted in its entirety.

      6. Subsection 2.08(d) (captioned "LETTER OF CREDIT FEES AND COMMISSIONS") is hereby amended such that the Letter of Credit commission rate is reduced from one percent (1%) per annum to three-quarters of one percent (3/4%) per annum.

      7. Subsection 5.04(b) (captioned "CREDIT EXTENSIONS") is hereby amended in its entirety to read as follows:

             5.04(b) CREDIT EXTENSIONS - The Borrower shall not and shall not permit any of its Subsidiaries to make or keep any investment in any notes, bonds or other obligations of any kind for the payment of money or make or have outstanding at any time any advance or loan to anyone; provided, however, that this subsection shall not apply to

                    (A) any existing or future advance, commission or relocation payment, or other loan or advance made to any employee in the ordinary course of business and consistent with past practice or to a director or officer of any Company; provided, however, that the aggregate made to all directors and officers shall not exceed Five Hundred Thousand Dollars ($500,000) (or the equivalent thereof in any other currency) at any one time outstanding,

                    (B) any existing or future investment in any such notes, bonds or other obligations consisting of Acceptable Marketable Securities,

                    (C)   any Letter of Credit,


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                    (D)   any existing investment, advance or loan fully
                    disclosed in the Borrower's June 28, 1992 audited financial statements or in the Supplemental Schedule or the Revised Supplemental Schedule, or

                    (E) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business.

      8. Subsection 5.04(c) (captioned "INDEBTEDNESS") is hereby amended in its entirety to read as follows:

             5.04(c) INDEBTEDNESS - The Borrower shall not and shall not permit any of its Subsidiaries to create, assume or have outstanding at any time any Indebtedness of any kind; provided, however, that this Subsection shall not apply to (i) the Obligations, (ii) any Indebtedness owing by a Company to a Company, (iii) short term Indebtedness denominated in Dollars or in a currency other than Dollars in the aggregate amount not to exceed Twenty-Five Million Dollars ($25,000,000) (or the Dollar equivalent thereof to the extent such Indebtedness is not denominated in Dollars), (iv) any existing or future Indebtedness secured by a Purchase Money Security Interest permitted by Subsection 5.04(d) so long as the aggregate unpaid principal balance of all such Indebtedness does not exceed Twenty-Five Million Dollars ($25,000,000) (or the Dollar equivalent thereof) at any one time outstanding, (v) any existing Indebtedness that is fully disclosed in the Borrower's June 28, 1992 audited financial statements or in the Supplemental Schedule or the Revised Supplemental Schedule, or any renewal or extension thereof (without any increase) in whole or in part, (vi) publicly or privately issued Funded Indebtedness or equity of the Borrower in the aggregate amount of up to One Hundred Fifty Million Dollars ($150,000,000) or (vii) private Indebtedness or other Indebtedness not otherwise permitted hereby so long as said Indebtedness does not exceed an amount equal to ten percent (10%) of stockholders' equity.

      9. Clause (M) of subsection 5.04(d) (captioned "LIENS, LEASES") is hereby amended in its entirety to read as follows:

             5.04(d)(M)   LIENS, LEASES - any lien or encumbrance which is not
             otherwise permitted hereunder so long as the Indebtedness secured thereby does not exceed an amount equal to ten percent (10%) of stockholders' equity at any one time outstanding, or

      10. Subsection 5.05(c) (captioned "INTEREST COVERAGE") is hereby amended in its entirety to read as follows:

             5.05(c) INTEREST COVERAGE - If the Borrower suffers or permits its Leverage to exceed 45%, then, at the end of each Fiscal Quarter, the EBIT Ratio of the Borrower and its Subsidiaries on a consolidated basis for the period consisting of the immediately preceding four Fiscal Quarters shall not be less than 2.0 to 1.0.

      11. Pursuant to subsection 2.02(k) (captioned "EXTENSION OF REVOLVING CREDIT TERMINATION DATE") the Revolving Credit Termination Date is hereby extended one year from January 19, 1996 to January 19, 1997.

      12. Section 1.01 (captioned "CERTAIN DEFINED TERMS") is hereby amended such that the definitions of "Acceptable Market Securities" and "Alternate Currency" shall now read as follows:


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             "Acceptable Market Securities" means securities that are direct obligations of the United States of America or any agency thereof, or certificates of deposit issued by any Bank, or any other money-market investment if it carries the highest quality of rating of any nationally-recognized rating agency including, without limitation, the Rating Agency; provided, however, that no such security shall mature more than one (1) year after that date when made.

             "Alternative Currency" means the currency of Canada, France, or England, as the case may be.

      13. In all other respects the credit agreement shall remain in full effect.

      14. Upon the execution and delivery of this Amendment, the Borrower will not be in default under the Agreement as so Amended.










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           IN WITNESS WHEREOF, borrowers, banks and Agent have executed this
      Agreement of Amendment at the time and place first above mentioned.

                                       THE STANDARD PRODUCTS COMPANY

                                       By:  /s/ Aubrey E. Arndt
                                            -----------------------------------

                                       Title:  VP-Finance
                                               --------------------------------

                                       NATIONAL CITY BANK, AS AGENT

                                       By:
                                            /s/ Paul Harris
                                            -----------------------------------
                                       Title:
                                               Vice President
                                               --------------------------------
                                       NATIONAL CITY BANK

                                       By:  /s/ Paul Harris
                                            -----------------------------------

                                       Title:  Vice President
                                               --------------------------------

                                       SOCIETY NATIONAL BANK

                                       By:  W. J. Kysela
                                            -----------------------------------

                                       Title:  Vice President
                                               --------------------------------

                                       COMERICA BANK

                                       By:  Ian Hogan
                                            -----------------------------------

                                       Title:  Vice President
                                               --------------------------------

                                       NBD BANK, N.A.

                                       By:  Frederick J. Crawford
                                            --------------------------------

                                       Title:  Second Vice President
                                               --------------------------------



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